Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453
	Telephone:	781-250-0111
FOR IMMEDIATE RELEASE	Telefax:	781-250-0115

CONTACT:

Laura L. Whitehouse

Vice President, Market Development

(781) 419-1812

Repligen Announces FDA Grant of Priority Review for SecreFlo™ NDA

PDUFA Action Date Set for June 21, 2012

WALTHAM, MA – February 21, 2012 – Repligen Corporation (NASDAQ:RGEN) announced today that the U.S. Food and Drug Administration (FDA) has accepted for filing and granted Priority Review to the Company’s new drug application (NDA) for SecreFlo™ for the improved detection of pancreatic duct abnormalities in patients with pancreatitis. Under the Prescription Drug User Fee Act (PDUFA), the FDA’s goal for completing a Priority Review and delivering a decision on marketing approval is reduced to six months, compared to ten months for a Standard Review. The FDA has assigned a PDUFA goal date of June 21, 2012 to the SecreFlo™ NDA.

Priority Review designation is given to product candidates that offer a significant improvement in the treatment, diagnosis or prevention of a disease or that address an unmet medical need. Priority Review for the SecreFlo™ NDA is based on the FDA’s recognition of the need for safer, noninvasive alternatives to the diagnostic use of endoscopic retrograde cholangiopancreatography (ERCP). ERCP is an invasive endoscopic procedure that has traditionally been used to examine and evaluate diseases of the pancreas. More recently, the medical community has recognized the need for a safer diagnostic approach based on documented morbidity and mortality risks associated with the diagnostic use of ERCP and current practice recommendations issued by the National Institutes of Health (NIH). Magnetic resonance imaging (MRI) offers a safer and noninvasive alternative to diagnostic ERCP; however, its utility is currently limited by the lack of an approved agent to enhance MRI images of the pancreatic ducts in order to achieve a definitive diagnosis. SecreFlo™, a synthetic version of the human hormone secretin, when used in combination with MRI, may fill this unmet need. There are approximately 300,000 abdominal MRI procedures conducted in the U.S. and Europe each year that may directly benefit from the addition of SecreFlo™.

“The commitment made by the FDA to expedite the review of the SecreFlo™ NDA underscores the need for safer, noninvasive methods for physicians to evaluate their patients with pancreatitis,” said Walter C. Herlihy, Ph.D., President and Chief Executive Officer of Repligen. “If approved, we believe SecreFlo™ has the potential to improve pancreatic imaging and reduce the need for diagnostic endoscopy, to the benefit of patients and payers.”

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Repligen Announces FDA Grant of Priority Review for SecreFlo™ NDA, February 21, 2012

Clinical Basis for SecreFlo™ NDA

The SecreFlo™ NDA was submitted to the FDA based on positive outcomes from the re-read of the Company’s Phase 3 clinical study. This pivotal study was a multi-center, baseline controlled, single dose study in which 258 patients were enrolled at 23 clinical sites in the U.S. and Canada. Each patient in the study received an MRI of the pancreas with and without SecreFlo™ and separately underwent endoscopy (ERCP) as a diagnostic reference. The MRI images were randomized and independently read and reviewed by three central radiologists.

The Phase 3 study re-read demonstrated that all endpoints were met with statistical significance and that SecreFlo™ was safe and well tolerated. The study’s co-primary endpoints were achievement of a statistically significant improvement in sensitivity of detection of abnormalities of the pancreatic ducts with minimal loss in specificity by two of the three central radiologists reading the MRI images. The study met its primary endpoints, demonstrating that the addition of SecreFlo™ to MRI resulted in a highly statistically significant improvement (p<0.0001) in sensitivity of detection of ten prespecified abnormalities of the pancreatic ducts, with minimal loss in specificity (<7.5%). All three secondary endpoints were also met, with each demonstrating highly statistically significant improvements (p<0.0001) in image quality, visualization of the main pancreatic duct and diagnostic confidence when compared to MRI alone. A radiologist’s ability to more confidently identify and characterize pancreatic duct abnormalities has the potential to substantially improve “next-step” clinical decisions (patient triage) and patient outcomes.

SecreFlo™ was previously granted Fast Track designation by the FDA and also has Orphan Drug status, which qualifies Repligen to receive seven years of U.S. marketing exclusivity for SecreFlo™, if approved. In addition to it’s U.S. application for approval of SecreFlo™, the Company plans to file a marketing authorization application (MAA) during the first quarter of 2012 for potential approval of SecreFlo™ in the EU.

About SecreFlo™

SecreFlo™ is a synthetic version of the natural human hormone secretin, which is produced in the small intestine and is important to the process of digestion. Secretin naturally stimulates the pancreas to release digestive juices into the pancreatic ducts, which fill and expand with fluid that eventually empties into the intestine. When filled with fluid, the pancreatic ducts are more effectively visualized by MRI as the fluid appears white on MRI readings. SecreFlo™ can therefore be utilized in combination with MRI to stimulate the release of watery fluid into the pancreatic ducts “on demand” in order to improve MRI quality and more confidently identify pancreatic duct abnormalities. Such identification is important in determining the cause and potential treatment options for diseases such as pancreatitis.

About Repligen Corporation

Repligen Corporation is a leading supplier of critical biologic products used to manufacture biologic drugs. Repligen also applies its expertise in biologic product development to SecreFlo™, a synthetic hormone being developed as a novel imaging agent for the diagnosis of a variety of pancreatic diseases. In addition, the Company has two central nervous system (CNS) rare disease programs in Phase 1 clinical trials. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested at www.repligen.com.

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Repligen Announces FDA Acceptance and Priority Review of SecreFlo™ NDA, February 21, 2012

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements regarding future financial performance and position, the Food and Drug Administration approval of our NDA for SecreFlo™, plans and objectives for future operations, plans and objectives for product development, plans and objectives for regulatory approval, product development, our market share and product sales and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; the ability to obtain, and the timing and receipt of, FDA approval for our NDA; our ability to obtain other required regulatory approvals; the success of current and future collaborative or supply relationships; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; the success of our clinical trials; new approaches to the treatment of our targeted diseases; our compliance with all Food and Drug Administration and EMEA regulations; our ability to obtain, maintain and protect intellectual property rights for our products; the risk of litigation regarding our intellectual property rights; our limited sales capabilities; our volatile stock price; and other risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

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